EXHIBIT 4

OHIO VALLEY BANC CORP.
420 Third Avenue
Gallipolis, OH  45631
(740) 446-2631

May 14, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

RE: Ohio Valley Banc Corp. – Form 10-Q for the three months ended March 31, 2019

Gentlemen:

Ohio Valley Banc Corp., an Ohio corporation (“Ohio Valley”), is today filing a Quarterly Report on Form 10-Q for the three months ended March 31, 2019 (the “Form 10-Q”), as executed on May 14, 2019.

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, Ohio Valley hereby agrees to furnish the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-Q.  No such instrument or agreement represents long-term debt exceeding 10% of the total assets of Ohio Valley Banc Corp. and its subsidiaries on a consolidated basis.

Very truly yours,

/s/Thomas E. Wiseman
Thomas E. Wiseman
President and Chief Executive Officer
Ohio Valley Banc Corp.